PART II
 OFFERING CIRCULAR

MEDIA ASSETS GROUP, INC.
P.O. Box 48899A
Los Angeles, CA 90048
(404) 819-4866

Persons to contact at Company with respect to offering: John Berner

Best Efforts Offering of
200,000,000 Shares of Common Stock
At a price of $0.10 Per Share

Media Assets Group, Inc. (?the Company?, ?we?) is selling up to 192,675,000 shares of our common stock (par value $0.001), At a price of $0.10 per share pursuant to Rule 251(d)(3)(ii). Of the 200,000,000 shares being offered, 192,675,000 are being sold by the Company and 7,325,000 are being sold by Selling Shareholders. The offering is being made on a self-underwritten, ?best efforts? basis. The minimum number of shares required to be purchased by each investor is 1,000 shares.

The shares offered by the Company will be sold on our behalf by our President John Berner. He will not receive any commissions or proceeds for selling the shares on our behalf. There is uncertainty that we will be able to sell any of the 192,675,000 shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a price of $0.10 per share. In accordance with Rule 251(d)(3)(ii) of Regulation A the selling shareholder shares will be offered at a fixed price of $0.10 for the duration of the Offering. Assuming all of the 192,675,000 shares being offered by the Company are sold, the Company will receive up to $19,267,500 in gross proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

We are a development stage company. Investing in our Common Stock involves a high degree of risk, including the risk that you could lose all of your investment. Please read ?Risk Factors? beginning on page 12 of this Offering Circular about the risks you should consider before investing.

SHARES OFFERED

PRICE TO

SELLING AGENT

PROCEEDS TO

BY COMPANY

PUBLIC

COMMISSIONS

THE COMPANY

Per Share

$
0.10

Not applicable

$
0.10

Minimum Purchase

None

Not applicable

Not applicable

Total (200,000,000
shares)

$
19,267,500.0
0

Not applicable

$
19,267,500.00


As soon as practicable after this Offering Circular is qualified.



NOTICE TO INVESTORS

If all the shares are not sold in the company?s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $28,500. The proceeds from the sale of the securities will be placed directly into the Company?s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company. There has been no public trading market for the common stock Media Assets Group, Inc.

The Company qualifies as an ?emerging growth company? as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.



?
TABLE OF CONTENTS

Summary and Risk Factors								 4
	The Company									 4
	Our Offering		     				      	 5
	Emerging Growth Company					           8
	Risk Factors							           9
	   Risks Related to the Structure and
   Recent Formation of the Registrant	                9
	   Entertainment Industry Risks May Adversely
   Affect the Registrant	          				11
	   General Investment Risks May Adversely
         Affect the Registrant					          15
	   Other Risks							          16
Dilution									          17
Selling Security Holders								18
Plan of Distribution						          20
Use of Proceeds							          21
Description of Business						          22
	The Company							          22
	Business Objectives and Strategies			          23
	Industry Overview						          29
	Competition							          29
	Employees								          30
	Principal Executive Office				          30
Management?s Discussion and Analysis of
Financial Condition							          30
	General								          30
	Overview								          30
	Results of Operations					          30
	Plan of Operations						          30
	Liquidity and Cash Flow					          32
	Current and Future Financing Needs			          32
	Going Concern							          32
	Off Balance Sheet Arrangements			          32
Directors, Executive Officers and Significant Employees     33
Compensation of Directors and Executive Officers	          34
Security Ownership of Management and
Certain Security Shareholders					          34
Interest of Management and Others in
Certain Transactions   								35
Litigation								          36
Securities Being Offered						          36
	Common Stock							          36
	Dividends								          36

?
SUMMARY AND RISK FACTORS
In this offering circular, ??Media Assets Group?? the ?Company,?? ??we,?? ??us,?? and ??our,?? refer to Media Assets Group, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ??fiscal year?? refers to our fiscal year ending December 31. Unless otherwise indicated, the term ??common stock?? refers to shares of the Company?s common stock.

This offering circular, and any supplement to this offering circular include ?forward-looking statements?. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as intends?, ?anticipates?, ?believes?, ?estimates?, ?projects?, ?forecas ts?, ?expects?, ?plans? and ?proposes?. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the ?Risk Factors? section and the ?Management?s Discussion and Analysis of Financial Position and Results of Operations? section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including ?Risk Factors? beginning on Page 6, and the financial statements, before making an investment decision.

The Company

Media Assets Group, Inc., a Wyoming corporation (?the Company?) was incorporated under the laws of the State of Wyoming on June 17, 2015.

Media Assets Group, Inc. is currently in in a pre-developmental stage, having completed our concepts, identified target growth areas in the industry, and are now seeking funding in order to fully develop and market our services. To date the company has not engaged in any material operations.

The registrant is intended to be an entertainment asset acquisition, management and distribution company with a focus on audiovisual content including feature films, television programming and web series.

Every year thousands of hours of content are produced independently of the major studios (including 20th Century Fox, Paramount, Sony Pictures, Universal, and Warner Bros.) and broadcasters (including NBC, CBS, ABC, AMC and a multitude of others around the globe). Such ?independent content? does not have immediate access to existing channels of distribution.

While major studios and broadcasters are often part of much larger conglomerates and feature a high degree of vertical integration, the independent financing and production business generally looks to third parties in order to assist in accessing consumers for their product. They themselves often have neither the necessary means nor relationships.

The registrant will seek to aggregate such ?independent content? from third party producers and sell it to distributors worldwide either as an agent on their behalf or as the principal by way of acquisition. As such, the company will compete with a number of existing international sales agents.

To date, we have completed our concepts and require funds to complete the development and marketing of our services. As of the date of this prospectus, the registrant has not engaged in any material operations nor generated any revenues.

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.001 par value per share (?Common Stock?). We have 200,000,000 shares of Common issued and outstanding. Through this offering we will register a total of 200,000,000 shares of common stock. We may endeavor to sell all 200,000,000 shares of common stock after this registration becomes qualified. The price at which we, the company, offer these shares is set at $0.10 per. We will receive all proceeds from the sale of our common stock with the exception of the $500,000 being sold by selling shareholders.

Securities being
offered by the
Company
Up to 192,675,000 shares of common stock, at a price of $0.10 per share offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.



Offering price
per share

At a price of $0.10 per share.


Number of shares
of common stock
outstanding
before the
offering of
common stock
200,000,000 common shares are currently issued and outstanding.


Number of shares
of common stock
outstanding
after the maximum
offering
400,000,000 common shares will be issued and outstanding if all securities offered herby are sold pending an increase in authorized shares.

The minimum
number of shares
to be
sold in this
offering

None.


Market for the
common shares
There is no public market for our shares. We may not be able to meet the requirement for a public listing or quotation of our common stock.
Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.



Use of Proceeds
We intend to use the gross proceeds of this offering for registration expenses and start-up costs; acquisition of film rights, their distribution, marketing, and sale; as well as maintaining working capital for future endeavors.

Termination of
the Offering
This offering will terminate upon the earlier to occur of (i) 365 days after this Offering
Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 200,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.


Terms of the
Offering
Our President and Director, John Berner will sell the 192,675,000 shares of common stock on behalf of the company upon qualification of this Offering Statement, on a BEST EFFORTS basis.

Subscriptions:
All subscriptions once accepted by us are irrevocable.

Registration
Costs
We estimate our total offering registration costs to be approximately $28,500.

Risk Factors:
See ?Risk Factors? and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an ?emerging growth company,? it will, among other things:



?	be temporarily exempted from the internal control audit
requirements Section 404(b) of the Sarbanes-Oxley Act;



?	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: ?say-on-pay?, ?pay-for-performance?, and ?CEO pay ratio?;



?	be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;



?	be temporarily exempted  from having to solicit advisory say-on-
pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;



?	be permitted to comply with the SEC?s detailed executive
compensation disclosure requirements on the same basis as a smaller reporting company; and,



?	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:



?	the last day of the fiscal year during which we have annual
total gross revenues of $1 billion or more;



?	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;



?	the date on which we issue more than $1 billion in non-
convertible debt securities during a previous three-year period;
or



?	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

Risk Factors

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

1.	Risks Related to the Structure and Recent Formation of the
registrant

(a)	The registrant Has Limited Operating History. We will be
dependent upon the experience and expertise of our management in sourcing and administering film rights acquisitions and other investments as well as operating the company day-to-day. There can be no assurance that we will be able to successfully implement the strategies that the registrant intends to pursue and that the registrant?s film and television rights acquisitions and other investments will be profitable or produce a reasonable return, if any. We have operated the registrant for a short period, so we have only a limited operating history upon which you can evaluate our business and prospects. You should consider our prospects in light of the risks, expenses, and difficulties encountered by companies in their earlier stage of development. Our success depends upon our ability to address those risks successfully, which includes, among other things: (i) whether we will be able to assemble and maintain the necessary resources, including financial resources that we will need to implement our business plan; (ii) whether we can continue to build and maintain a strong management team that can develop and execute our business strategy; (iii) whether we will be successful in establishing and maintaining the strategic associations necessary to implement our business strategy; and (iv) whether we will be successful in implementing our sales and marketing strategy.

(b)	Dependence on Key Individuals. The success of the registrant will depend upon the ability of our management to develop and implement strategies that achieve the registrant?s objectives. If any key personnel, including John Berner, were to become unable to participate in the management of the registrant, the consequences to the registrant could be material and adverse to the registrant?s performance. We do not have key-man life insurance policy for Mr.
Berner and the loss of Mr. Berner's services could have a material adverse effect on our business, operations and financial condition.
Mr. Berner has had a broad spectrum of experience in the business world, which includes working with micro-cap companies trading on ?Penny Stock? markets. He has over 20 years? experience on Wall Street including a position as Managing Director of Riviera Capital
Management, a private hedge fund. Although his experience in the financial sector is extensive, his experience in the film and television industry is extremely limited, which includes his degree in college.

(c)	Industry Focus. The registrant is restricted to acquiring film and television rights, therefore, we may employ such investment, operations and marketing methods as we determine to achieve the best results in those industries. As a result of these methods, an investor may lose all of its investment in the registrant. We cannot offer any assurance as to our future financial results.

(d)	The registrant May Have Difficulties Identifying Specific
Acquisition Properties for the Proceeds of this Offering. Even though to date the registrant has identified a number of attractive film and television rights acquisition candidates, which may qualify for the investment criteria and business objectives as set forth herein, there can be no assurances that these business opportunities will continue to be available when the registrant has been sufficiently capitalized to take advantage of them. Shareholders will not have an opportunity to review the registrant?s proposed acquisitions before deciding whether to invest in the registrant. No assurance can be given that the registrant will be successful in identifying or consummating economically feasible film and television rights acquisitions and other investments on a timely basis. If the registrant has not identified immediate uses of the proceeds of subscription to be made pursuant to this offering once the registrant has been sufficiently capitalized, the registrant intends to invest such proceeds in readily marketable, interest-bearing investments until appropriate investment opportunities have been identified by us. Such short-term use of capital ordinarily provides a significantly lower net return than the return the registrant seeks to achieve from its intended investment strategy.

(e)	Portfolio Concentration May Negatively Affect Profitability.
Although the registrant will make best efforts to diversify its acquisitions in order to minimize risks associated with investments in the entertainment industry, the registrant may make a large purchase in a single property. While this asset concentration may increase the profits of the registrant, if any large position sustains a material loss, the registrant may lose all of its working capital and possibly be forced to cease operations.

(f)	No Public Market in Our Securities. We do not have a public
market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all. Our securities are not currently traded on any exchange. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

(g)	Best Efforts. The registrant is offering its common stock on a
?best efforts? self-underwritten basis and there is no third-party underwriting for this offering. We can give no assurance that all or any of the common stock will be sold. Share subscriptions are irrevocable. There is no minimum offering amount and we have not engaged a broker/dealer or underwriter to sell the common shares on our behalf. As a result, we may not receive sufficient proceeds to fund planned operations or even cover the costs of the offering. If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable.

2.	Entertainment Industry Risks May Adversely Affect the registrant

(a)	Impact of Industry Competition. The film and television business is highly competitive. The registrant faces substantial competition both in obtaining film and television program rights and in licensing distribution rights thereto. The registrant?s competitors include both major studios such as Warner Bros., Paramount, 20th Century Fox, Lionsgate and others, as well as well capitalized independent acquisition and sales companies such as FilmNation, Sierra / Affinity, and many others. Because we lack the name recognition and resources of our competitors, we may never generate any revenues or become profitable. While the increase in distribution outlets over the past years (including those based on Internet and/or mobile technology) is potentially beneficial, there is no guarantee that we will be able to successfully penetrate these markets. Failure to penetrate these potential distribution channels would have a material adverse impact on our results of operations. If the registrant is unable to compete efficiently, such failure could harm its business, results of operations and financial condition.

We are smaller and less diversified than many of our competitors.   As
an independent distributor and producer, we constantly compete with major U.S. and international studios and independent producers and distributors. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels that can provide both the means of distributing their products and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their motion picture operations. In addition, the major studios and larger independent producers and distributors have more resources with which to compete for ideas, storylines and scripts created by third parties as well as for actors, directors and other personnel required for production. The resources of the major studios and larger independent producers and distributors may also give them an advantage in acquiring other businesses or assets, including film libraries, that we might also be interested in acquiring. Our inability to compete successfully could have a material adverse effect on our business, results of operations and financial condition.

The motion picture industry is highly competitive and at times may
create an oversupply of motion pictures in the market.   The number of
motion pictures released by our competitors may create an oversupply of product in the market, reduce our share of box office receipts and make it more difficult for our films to succeed commercially. Oversupply may become most pronounced during peak release times, such as school holidays and national holidays, when theater attendance is expected to be highest. For this reason, and because of our more limited production and advertising budgets, generally provided by third party distributors, we typically do not release our films during peak release times, which may also reduce our potential revenues for a particular release. Moreover, we cannot guarantee that we can release all of our films when they are otherwise scheduled. In addition to production or other delays that might cause us to alter our release schedule, a change in the schedule of a major studio may force us to alter the release date of a film because we cannot always compete with a major studio?s larger promotion campaign. Any such change could adversely impact a film?s financial performance. In addition, if we cannot change our schedule after such a change by a major studio because we are too close to the release date, the major studio?s release and its typically larger promotion budget may adversely impact the financial performance of our film. The foregoing could have a material adverse effect on our business, results of operations and financial condition.

The limited supply of motion picture screens compounds this product oversupply problem. Currently, a substantial majority of the motion picture screens in the United States typically are committed at any one time to only ten to fifteen films distributed nationally by major studio distributors. In addition, as a result of changes in the theatrical exhibition industry, including reorganizations and consolidations and the fact that major studio releases occupy more screens, the number of screens available to us when we want to release a picture may decrease. If the number of motion picture screens decreases, box office receipts, and the correlating future revenue streams, such as from home video and pay and free television, of our motion pictures may also decrease, which could have a material adverse effect on our business, results of operations and financial condition.

(b)	Variability in the Development, Production, and Distribution
Process. The process of developing, producing, and distributing films and television programs is inherently unpredictable. The registrant may not have consistent access to quality film and television acquisition opportunities from which to build its assets. Even with firm distribution contracts in place, the distribution of the registrant?s film and television programs could be subject to release schedule or programming changes and a lack of distributor focus on the marketing of any given project.

(c)	Variability in the Sequence of Film and Television Program
Performance. If several of the registrant?s rights acquisitions perform below expectations in a row, the registrant?s ability to generate future cash flow could be negatively affected, which could limit the amount of financing available to the registrant. This, in turn, would reduce the total number of films or television programs that the registrant could acquire, thereby diversifying the risk over a smaller number of projects.

(d)	Dependence on Labor Unions. Many of the individuals who will be involved in the production of the registrant?s films will be members of a trade union. Union decisions, including the decision to strike, can greatly impact the production of a film or television program. Correspondingly, the number and quality of acquisition opportunities available to the registrant will be influenced by union decisions.

(e)	Impact of Technological Change and Piracy. Driven principally by the advent of the Internet, the film and television business is undergoing significant technological and structural changes. While this may create opportunities for the registrant, there is no guarantee that these changes will not adversely affect asset values and returns for the registrant in the future. Film piracy remains a major area of concern in the film industry, and new technologies contribute to the problem. A number of organizations are attempting to address this. Trade embargoes and restrictions have been used to encourage particular countries to institute and enforce strict copyright laws. However, these actions have produced mixed results and there is no assurance that future actions will satisfactorily resolve the matter.

(f)	Importance of Human Capital. The registrant will rely heavily on the experience and talent of the employees and independent contractors who work for the registrant and the production companies producing the film and television programs acquired by the registrant. The efforts of these individuals will contribute significantly to the success of the registrant whereas their poor performance may adversely affect the business of the registrant. The development and marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our ability to manage any future growth effectively will require us to successfully attract, train, motivate, retain, and manage employees, particularly key marketing, sales, managerial and engineering personnel, to effectively integrate new employees into our operations and to continue to improve our operational, financial and management systems. The competition for such personnel is intense. Our failure to manage growth and changes in our business effectively and to attract and retain key personnel could limit our growth and the success of our services and business. We currently do not maintain key person life insurance policies on any of our employees.

(g)	High Level of Dependence on Distributors. The registrant will not be able to effectively exploit its films and television programs without distribution partners. The registrant will not have complete control over how every member of its distribution network (including sub-distributors) releases and markets its films and television programs. Other projects may detract from the distributor?s ability to focus on the marketing and distribution on the registrant?s investments. The distributor may only spend what is minimally required to market and distribute them or, conversely, overspend. Collectively, these factors and decisions could have a negative effect on the amount of revenue generated by the registrant?s investments.

(h)	Inability to Get Distributors to Accurately Account for Receipts
Owed to the registrant. The registrant will seek certain audit rights from the distributor of the registrant?s films and television programs. These rights are intended to protect the registrant?s ability to claim its share of all revenues earned through the distribution of its films and television programs. However, distributors can account for revenues in a manner that makes it difficult to conclusively audit their efforts and determine the registrant?s true share of the receipts due.

(i)	Distributor, Exhibitor and Broadcaster Collection Risk. Local
distributors, exhibitors and broadcasters will collect revenues generated by the registrant?s films and television programs. Although the registrant will maintain close relationships with its distribution partners, significant collection risk remains. Sub-distributors, exhibitors and broadcasters may delay sending payments to distributors who, in return, may delay sending payments to the registrant. Distributors, exhibitors and broadcasters also occasionally go bankrupt, preventing payments from materializing. The registrant will be subject to these risks.

3.	General Investment Risks May Adversely Affect the registrant

(a)	General Economic and Market Conditions. The success of the
registrant?s activities will be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of the registrant), trade barriers, currency exchange controls, and national and international political circumstances. These factors may affect the cost, returns and potential liquidity of the registrant?s rights acquisitions and other investments.

(b)	Rights Acquisitions May Fail to Perform as Expected. In deciding whether to acquire a particular film or television project, the registrant will make certain assumptions regarding the expected future performance and marketability of such rights acquisition. If anticipated future performance and marketability does not occur as expected, the financial performance of the registrant may be adversely affected.

(c)	Failure to Achieve Profitability. We have not generated any
revenues from operations to date and future financial results are uncertain. We cannot assure you that the registrant can operate in a profitable manner. Even if we obtain future revenues sufficient to expand operations, increased acquisition, operating, marketing and other expenses would adversely affect liquidity of the registrant. In their opinion on our financial statements as of and for the period ended September 15, 2015, our auditors have indicated that there is substantial doubt about our ability to continue as a going concern. We forecast our future expense levels based on our operating plans and our estimates of future revenues. If our revenues grow at a slower rate than we anticipate, or if our spending levels exceed our expectations or cannot be adjusted to reflect slower revenue growth, we may not generate sufficient revenues to achieve or sustain profitability. In this case, the value of your investment could be reduced or lost. We expect to continue to incur losses for the immediate future as we build our infrastructure, continue our sales and marketing efforts, and continue development of our services. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis. Failure to achieve or maintain profitability will materially and adversely affect the market price of our common stock

(d)	Variability in Operating Results. Our quarterly revenues will also be difficult to forecast because the markets for our proposed programs and services are evolving and our revenues in any period could be significantly affected by new product announcements and product launches by our competitors, as well as by alternative technologies. Variations in timing of sales may cause significant fluctuations in future operating results. In addition, because a significant portion of our business may be derived from orders placed for film and television programs by a limited number of large customers, the timing of such orders can also cause significant fluctuations in our operating results. Anticipated orders from customers may fail to materialize. Delivery schedules may be deferred or cancelled for a number of reasons, including changes in specific customer or international economic conditions. The adverse impact of a shortfall in our revenues may be magnified by our inability to adjust spending to compensate for such shortfall. As a result of these factors and other factors, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors, which would likely result in a significant reduction in the market price of our stock. Period-to-period comparisons of our results of operations will not necessarily be meaningful for the foreseeable future.

(e)	Threat of Terrorism and War. Terrorist attacks and war could affect the registrant?s performance and asset values. A change in the behavior and mindset of consumers could negatively impact industry revenues. These events are unpredictable and cannot be estimated by the registrant.

4.	Other Risks

(a)	Trading Limitations under ?Penny Stock? regulation. We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the ?Penny Stock? regulation. Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board is below $5.00 per share, the registrant's common stock will come within the definition of a ?Penny Stock.? As a result, the registrant's common stock is subject to the ?Penny Stock? rules and regulations and its liquidity is restricted. Broker-dealers who sell ?Penny Stocks? to certain types of investors are required to comply with the Commission's regulations concerning the transfer of ?Penny Stock.? These regulations require broker-dealers to: (i) Make a suitability determination prior to selling ?Penny Stock? to the purchaser; (ii) Receive the purchaser's written consent to the transaction; and (iii) Provide certain written disclosures to the purchaser. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

(b)	Costs of Reporting and Other Requirements. The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to complete the development of our product line or even to meet routine business obligations. If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $25,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because we have not yet completed development of our line of services, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to complete the development of our line of services or even to meet routine business obligations.

(c)	Insurance May Not Cover All Future Liabilities. We intend to carry commercial, general liability and comprehensive insurance on our operations, including fire, liability, extended coverage, other casualty insurance and key man insurance. There may be risks that are uninsurable on terms that we believe to be economic. In addition, losses may exceed amounts on the policies.

(d)	Investing in the registrant Can Have Complicated Tax
Consequences. Persons considering an investment in the registrant are strongly encouraged to consult their own tax advisors regarding the tax consequences (including any U.S. federal, state, local, and foreign taxes) of their prospective investment and the consequences of such an investment to them. This offering is being made on the explicit condition that each prospective investor will rely solely on such person?s own advisor with respect to the tax consequences of purchasing, holding and disposing of interests in the registrant.

DILUTION

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering.

The book value of our common stock as of August 1, 2015 was $10,000 or
$0.00005 per share. Projected book value per share is equal to our total assets, less total liabilities, divided by the number of shares of common stock outstanding. Assuming completion of the offering, there will be up to 400,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various numbers of shares sold.
--------------------------------------------------------------------
Funding Level	$1,000,000	$5,000,000	$10,000,000	$20,000,000
--------------------------------------------------------------------
Offering price	$0.10	$0.10	$0.10	$0.10
--------------------------------------------------------------------
Number of Shares Sold	10,000,000	50,000,000	100,000,000	200,000,000
--------------------------------------------------------------------
Net tangible book value
per common share before offering	.00	.00	.00	.00
--------------------------------------------------------------------
Increase per common share
Attributable to investors	.005	.02	.033	.05
--------------------------------------------------------------------
Pro forma net tangible book value
per common share after offering	.005	.02 	.033	.05
--------------------------------------------------------------------
Dilution to investors	.095	.08	.067	.05
--------------------------------------------------------------------
Dilution as a percentage of
Offering price	95%	80%	67%	50%
--------------------------------------------------------------------

Based on 200,000,000 common shares outstanding as of August 15, 2015 and total stockholder's equity of $10,000.

Since inception, the current shareholders have paid an aggregate average price of $.00005 per common share in comparison to the offering price of $0.10 per common share.

The registrant may issue equity and debt securities in the future. These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant's common shares and investors in this offering.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of September 9, 2015, by the Selling Security Holders prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the Selling Security Holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling
Security Holders acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.

On July 15, 2015, we issued Left Coast Pictures, Inc. or its designees, 180,000,000 shares of common stock in consideration of founding capital of $10,000 received plus a 20% stake in their company, a private start up film distribution company.

On July 31, 2015, Left Coast Pictures designated the issuance of
172,675,000 to Black Swan Partners BT and 7,325,000 shares to the
Selling Shareholders in consideration of their interests in Left Coast Pictures, Inc.

The percentages below are calculated based on 200,000,000 shares of our common stock issued and outstanding as of September 9, 2015.

Name of Selling
Security
Holder
Number of
Shares
Owned by the
Selling
Security
Holder
Number of
Shares
Offered by
Selling
Security
Holder
Number of
Shares
Held After
the
Offering
Percentage
of
Total Issued
and
Outstanding
after
the Offering
(1)
Red River
Ventures LLC
3,000,000
3,000,000
0
0.00%
Lost Art
Pictures LLC
2,000,000
2,000,000
0
0.00%
Sean A McNamee
500,000
500,000
0
0.00%
Cara E Hubbell
500,000
500,000
0
0.00%
Wanda McNamee
500,000
500,000
0
0.00%
Pamela S Curley
500,000
500,000
0
0.00%
Melissa McNamee
25,000
25,000
0
0.00%
Vanessa McNamee
25,000
25,000
0
0.00%
Jonathan McNamee
25,000
25,000
0
0.00%
Nilda McNamee
25,000
25,000
0
0.00%
Robert Berner
25,000
25,000
0
0.00%
Peggy Berner
25,000
25,000
0
0.00%
Kristen Berner
25,000
25,000
0
0.00%
Mary Nicastro
25,000
25,000
0
0.00%
Thomas P McNamee
25,000
25,000
0
0.00%
William M
McNamee
25,000
25,000
0
0.00%
Mark Long
25,000
25,000
0
0.00%
Lauren Harden
25,000
25,000
0
0.00%
Sophie
Lorscheider
25,000
25,000
0
0.00%
Total
7,325,000
7,325,000
0
0.00%

(1) Assumes all of the Primary Offering and Secondary Offering shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 200,000,000 shares of common stock issued and outstanding as of September 9, 2015, and 400,000,000 shares of common stock issued and outstanding after completion of the offerings.

We may require the Selling Security Holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by John Berner, our CEO and director. Our Common Stock may be sold or distributed from time to time by Mr. Berner or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication at a price of $0.10 per share.

In connection with the Company?s selling efforts in the offering, John Berner will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the ?safe harbor? provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the ?Exchange Act?). Mr. Berner is exempt from registration as he 1) is not subject to a statutory disqualification, as defined in Section 3(a)(39) of the Exchange Act;
2) will not be compensated in connection with the sale of the issuer?s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and 3) is not an associated person of a registered broker-dealer. Further, Mr. Berner?s duties are limited in Frequency and Proportion: 1) he will remain with the Issuer in the capacity as President and CEO, 2) was not an associated person of a broker-dealer in the previous 12 months, and 3) has not nor will not participate in an offering of securities by any other issuer in a 12 month period.

The Company will receive all proceeds from the sale of the 192,675,000 shares being offered. The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $28,500.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this Offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent, VStock Transfer LLC, promptly after a subscription is accepted and ?good funds? are received in our account.

Deposit of Offering Proceeds

This is a direct primary, self-underwritten basis offering, so we are not required to sell any specific number or dollar amount of securities, but will use our best efforts to sell the securities offered. We have made no arrangements to place subscription funds in an escrow, trust or similar account, which means that all funds collected for subscriptions, will be immediately available to us for use in the implementation of our business plan.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is set at $0.10. There is no assurance that we will raise the full $20,000,000 as anticipated.

The principal purpose of this Offering is to allow the Company to make acquisitions of completed motion pictures and television programs, offer financing to early stage film projects, develop their marketing strategy, and for general working capital. The Company intends to apply these proceeds substantially as set forth herein; provided, however, the Company has the complete discretion and authority to reallocate the use of proceeds.

These proceeds will be used as follows:
Funding Level:

$1,000,00
0
$5,000,00
0
$10,000,00
0
$20,000,00
0
Gross Proceeds:
$1,000,00
0
$5,000,00
0
$10,000,00
0
$20,000,00
0
Expenses:
$28,500
$28,500
$28,500
$28,500
Net Proceeds:
Use of Proceeds:
$971,500
$4,971,50
0
$9,971,500
$19,971,50
0






Start-Up Costs(1):
$ 150,000
$
250,000
 $
500,000
$
1,250,000
Marketing & Sales(2):
75,000
375,000
1,000,000
1,500,000
Film
Rights/Distribution(3)
:
500,000
3,000,000
6,500,000
14,000,000
Working Capital(4):
246,500
1,346,500
1,971,500
2,721,500
Net Proceeds Expended:
$971,500
$4,971,50
0
$9,971,500
$19,971,50
0

(1)	Start-Up Costs include obtaining sufficient office space of
approximately 2,500 square feet; salaries to Mr. Berner of
$60,000 per year, an assistant for $36,000 and additional staff dependent upon the size and scope of operations dependent upon the amount of funds raised in the Offering.
(2)	The Company intends to engage the services of outside sales
companies now employed in the business of selling films and
television programming to their established clientele, until such time that the Company has built up its own customer base.
(3)	Dependent upon the amount of funds raise in this Offering, the
Company will acquire films and television programming for its own library.
(4)	Funds left in the Company?s bank accounts for the purpose of the day to day operations including any potential extraordinary items or opportunities that meet the business plan in the Circular.

If the company does not sell all of the shares and therefore does not raise the full amount intended, the company will revise its use of proceeds accordingly. Management will always use its best judgment in the allocation of funds even if less than the full offering amount is received by the company.

DESCRIPTION OF BUSINESS

The Company

Media Assets Group, Inc., a Wyoming corporation (?the Company?) was incorporated under the laws of the State of Wyoming on June 17, 2015.

Media Assets Group, Inc. is currently in in a pre-developmental stage, having completed out concepts, identified target growth areas in the industry, and are now seeking funding in order to fully develop and market our services. To date the company has not engaged in any material operations nor generated any revenue.

Business Objectives and Strategies

The registrant is seeking to create a broad portfolio of entertainment assets. The registrant believes that superior returns in the motion picture and television programs are generated by (i) the ?breakout? success of individual investments, as well as, (ii) the eventual sale, possibly by way of a public offering, of a wide portfolio of assets created or acquired in pursuit of such ?breakout? success. A recent example of the latter is the sale of the 700 title Miramax film library to a group of investors for US$660 million in 2010.

To maximize exit value, the registrant will focus primarily on the acquisition of completed motion pictures and television programs (so-called ?library assets?) allowing the registrant to achieve a greater degree of scale. The registrant has no intention of producing its own content.

While the possibility for ?breakout? success can be optimized through detailed analysis, access to captive capital and control over investment timing, it is difficult to predict exactly when and where ?lightning will strike.? The building of a valuable portfolio of commercial entertainment assets, however, can be planned to a much greater degree. New investments replenish and drive the value of any library of motion pictures and television programs.

Each new motion picture and television program bears with it an option for ?breakout? success. The assets in aggregate provide the exit value as well as the financial hedge to the risks contained within the portfolio of ?breakout? options financed. Proper management and planning is as important as ?staying in the game.?

The registrant?s investment strategy will be developed with consideration of the following:

   ?	strong reliance on continual quantitative research to drive
capital allocation in an industry that often functions merely on ?gut feeling.? The Principal has spent the past five years building (i) an unparalleled database on the performance of entertainment assets, and,
(ii) a process for keeping such information current.

   ?	a reliance not only on data but on constant and iterative testing of investment and production decisions throughout the acquisitions, development, production and distribution process against market opinions. This will be achieved by an open, direct and continuing dialogue with leading and creditworthy distributors from territories around the world, many of whom will be business partners of the registrant.

   ?	a paradigm shift in the traditional distribution and financing models driven particularly by the decline in the direct-to-video value of entertainment assets which has historically provided a downward hedge to ?busted? theatrical films, i.e. films which did not ultimately enjoy their intended release (or level of release) in cinemas. Without this hedge it has become much more difficult and risky for independent distributors to pre-buy product. This has resulted in a downward shift in price points as well as a shift toward product that is hedged by television value as opposed to direct-to-video value such as name brand ?A-list? cast-driven action thrillers and higher budget effects-driven films which are expected to be a primary focus of the registrant.

   ?	value-driven as opposed to cost-driven investment decisions. Most of the independent production industry uses cost to justify value as opposed to determining value in order to arrive at an economically justifiable level of cost. This can partially be explained by the poor negotiating position of undercapitalized financiers and producers.

   ?	a shift in the production decisions of major studios who have retreated to smaller release slates of ever more costly so-called ?tent-pole? films with budgets approaching or even exceeding $300 million in production cost alone. This has provided a significant opening in the marketplace for a quality-oriented and well-capitalized company to operate at lower budget levels. The focus of major studios on lower volume at higher price points and the resulting decrease in competition for production resources has driven down salaries for stars and other high-profile creative talent among other costs.

   ?	the inability of the vast majority of industry players to make capital allocation decisions that lead to the green light of a motion picture or television program. This results in an inability to properly plan and negotiate price points for talent, crew, equipment, services and locations which in turn leads to a massive waste of capital and resources and results in inferior product. This is due to the vast majority of attention being redirected from production and creative management post-capital allocation decision to continuing search for pieces to the remaining financing under the duress of progressing a partially funded project.

?	independent distributors value and are willing to pay a premium for certainty in terms of how and when projects are realized. In the current market, buyers seeking ? say ? 12 motion pictures for their theatrical slate often have to acquire 18 ? 24 to account for the fact that many announced projects never commence production (let alone commence production with the creative elements originally announced). This creates substantial frustration and potential problems for a territorial distributor who requires a steady stream of product of a certain volume. Too few motion pictures mean underutilization of overhead, too many strain of operational and financial resources.

   ?	?green-light? capacity will make the registrant an attractive partner to film production facilities, local government, co-financiers and debt providers who lack such capacity. The registrant will seek to syndicate part of its investment risk to these third parties on terms attractive to it. The registrant will at all times retain ownership and control over the asset financed.

   ?	many US distributors are seeking partners to fund marketing costs
(also known as Print & Advertising Costs or P&A Costs) for third party productions required to complete their annual slate of theatrical releases. A wide domestic release has become the principal value driver and will significantly increase not only the domestic but the worldwide value of a motion picture. The capacity to selectively finance or co-finance P&A Costs will give the registrant greater control over its ability to maximize value and will make it a more attractive business partner to distributors around the world. All of the major studios have lucrative foreign output deals with pay and free television broadcasters which are generally triggered by a wide
US theatrical release (the exact scope and definition of which will vary in each instance). As their own production volume has declined, these studios will often make so-called ?slots? available under these output agreements to qualifying motion pictures financed by third parties such as the registrant in return for a fee.

   ?	the relative void created by the recession-related withdrawal of significant number of equity funds and high net worth private individuals from the business of financing motion pictures and television programs and the crisis-related financial strain from which many industry participants have not yet recovered. This has created continuing opportunity both for the investment into new motion pictures and television programs as well as the acquisition of existing library assets.

Development Financing

Development Financing includes the acquisition of underlying rights (such as motion picture and television program rights to novels, articles, life stories or foreign films suitable for remake), treatments and screenplays, payment to writers and consultants as well as payment for the budgeting, scheduling, location scouting and packaging of motion pictures and television programs for production. It will provide the registrant with (i) a significantly greater degree of control over the assets financed, and (ii) a strong competitive advantage vis-a-vis other producers and financiers that limit themselves to production and distribution risk only.

Many of the fully-packaged films available to the independent marketplace for late-stage acquisition and financing have already been thoroughly reviewed and rejected by the major industry participants. Subsequently, fully packaged films with high commercial potential tend to be the exception rather than the rule (although the registrant will carefully consider these projects as well).

Development Financing will allow the registrant to secure ownership to higher quality material than is generally available at a later stage. Major studios as most large corporations often move slowly allowing the registrant to be highly competitive in selected situations. Twilight, The Hunger Games, Taken, Resident Evil, to name but a few, were all the result of early stage Development Financing.
This type of financing will significantly raise the profile of the registrant in the creative community and allow the registrant to build partnerships with A-list talent and high-profile directors. This will credibility and facilitate the packaging of development projects with major directors and actors during the pre-production phase ? a key challenge to any independent financier.

The primary development focus of the registrant will be on (i) action and thriller product in the vein of Taken, The American, Colombiana, The Transporter and Hanna, and (ii) on higher budgeted visual effects driven genre films such as District 9, Underworld and Resident Evil. Both of these types of films are a suitable fit for a new theatrical landscape in which studios are producing fewer, ever more ambitious ?tentpole? films such as the Dark Knight and the Harry Potter series. Consequently, both types are well suited to an independent financier seeking not only the ?breakout? option value of individual investments but also the long-term portfolio value generated through the creation and aggregation of a large number of entertainment assets.

In all cases and throughout the development process, the registrant will seek the advice and guidance of key distributors on an iterative basis from first acquisition of intellectual property. The Principal has extensive relationships with such distributors, many of whom are clients of the Consulting registrant.
The goal will be to secure upfront and firm distribution commitments with fixed payments, so-called ?minimum guarantees? or ?MGs,? which are due on delivery of the motion picture or television program (see also the ?Production Financing? criteria described in the next section).

The distributors? involvement ensures a strong and current commercial perspective validated not only by internal experience and research but also by a continually changing outside marketplace. The amount of the MGs secured will validate the size of the eventual budget of the motion picture or television program.
The registrant will have full ownership and control of the intellectual property it develops. In the case of ?breakout? success, the registrant will be able to reap significant rewards by way of control over sequel, spin-off and ancillary rights such as licensing and merchandising. Had Twentieth Century Fox not relented control to George Lucas over the sequel and merchandising rights to the original Star Wars released in 1977, the director would likely not be the multi-billionaire he is today.

Given the early stage nature of Development Financing, the registrant will limit its total exposure to it at any given time to the lesser of
(i) US$2 million, and, (ii) 5% of the assets under management of the registrant.

The Development Financing will be repaid with a premium from the budget of a motion picture or television program on the earlier of (i) start of production, and (ii) full closing of Production Financing. In addition, it will entitle the registrant to a significant portion of the economic upside.

Prints and Advertising (P&A) Financing

P&A Financing refers to the financing of marketing costs for release of motion pictures in movie theaters. The term comes from the two major components of such marketing costs; (i) the creation of physical print copies of the film, and, (ii) advertising.

The advent of digital print distribution has dramatically reduced the required outlay for creating and delivering copies of a motion picture to individual movie houses while the cost of advertising has significantly increased with the competition for eyeballs.

P&A Financing consists of the initial commitment (through opening weekend) as well as any follow on investment required in case of success. Additional monies are used to ?chase? revenue potential from a ?hit.?

The registrant will focus on commercial films suitable for wide release (i.e. on a minimum of 2000 screens) in the United States. It believes that these films have the highest probability of recouping their P&A Financing as well as generating significant additional returns. The registrant?s Production Financing strategy will focus on motion pictures meriting such wide release.

The financial crisis and the major studio?s shift in focus on ever fewer and much larger ?tentpole? films has created a capital shortage for the marketing costs of independent films meriting a wide commercial release. Many independently financed producers are having difficulty obtaining P&A funding from distributors and other sources.

This trend has coincided with the shifting of commercial prospects of motion pictures in ancillary markets (such as online, DVD and television) towards films that have benefited from a wide theatrical release. So-called ?busted theatricals,? i.e. films that were produced with the intention of theatrical exploitation but went straight to video instead, now have significantly less value in later distribution windows than before.
An additional advantage to distributors in accessing third-party P&A Financing is the favorable GAAP treatment of off-balance sheet funding of theatrical release costs. Under US GAAP, if the P&A is provided by the studio or distributor, it can no longer be capitalized and is required to be expensed in the current period.

As indicated above, wide theatrical release via a studio partner often triggers domestic pay and foreign television deals that can significantly increase the value of the worldwide rights of a motion picture. Given the reduced volume of production at the major studios, slots for these domestic foreign television deals are often available to third party producers if P&A costs can be financed.

Subsequently, the capacity to commit P&A Financing in selected circumstances will be strong competitive advantage for the registrant and permit it to generate better returns.

An attractive aspect of P&A financing is that it is funded on a last-in, first-out basis and is generally committed late in the life cycle of a film (after completion). The final capital allocation decision for P&A financing is generally made after completion of a motion picture. This allows the commercial prospect to be independently verified and tested by way of test screenings and focus groups. A number of third party companies such as Ipsos Worldwide Motion Picture Group provide these services.

P&A financing has a high velocity of capital as funding commences just before the theatrical release of the film and recoups from first proceeds. A senior debt ?ultimates? facility can accelerate this further. Banks will finance up to 80% of major studio ultimate revenue statements provided starting two months from theatrical release. ?Ultimates? are a distributor?s internal estimates of revenue potential through all distribution windows of a film.

P&A will be repaid from all receipts (net of exhibitor / movie theater share, fees to the distributor handling the marketing and physical distribution, guild residuals and any box office bonuses or other participations) generated from exploitation of the motion picture in the United States in first position together with either (i) a premium and an on-going profit participation, or (ii) an override to the distribution fee charged by the major studio or independent distributor handling the actual theatrical distribution of the film.

Rights Acquisition

In order to supplement its investment into new motion pictures and television programs, the registrant will build out its entertainment asset value through the careful acquisition of copyright and worldwide distribution rights to so-called library titles, i.e. motion picture and television programs that have completed their first cycle of exploitation. Focus will be on titles with recognizable actors and resulting television value.

The registrant sees specific opportunity in the field of motion picture and television program library acquisition due to the fact that asset ownership in the independent film business is extremely fragmented and there is little to no liquidity for individuals looking to sell one or a few titles.

While larger libraries often sell for significant premiums to discounted cash flow, ?one-off? titles or small groups of titles can be had a significant discounts. This is especially true in the general current economic environment and the lack of liquidity in the entertainment industry specifically.

Industry Overview

The motion picture industry involves the production and distribution of feature films. Production involves the development and physical production of feature-length films. Distribution involves the domestic and international marketing and exploitation of those films in a variety of ways, including theatrical exhibition, home video sales and rentals, licensing fees from pay and broadcast television operators and revenue from ancillary markets. The major studios have leading industry positions based on the number of films that they release. The major studios are generally part of large diversified corporations with production and distribution operations and established relationships with exhibitors, creative talent and others involved in the industry. The MPAA defines the major studios as Metro-Goldwyn-Mayer Inc. (including MGM Studios, MGM Pictures, Orion and UA Films), Paramount Pictures Corporation, Sony Pictures Entertainment, Inc. (including Columbia Pictures), The Walt Disney Company (including Buena Vista, Miramax Films and Touchstone), Twentieth Century Fox Film Corp., Universal Studios and Warner Bros. (including Castle Rock Entertainment, New Line Cinema and Turner). In the past seven years, the total number of feature films released in the United States has remained relatively stable, with 471 released in 1996 compared to 473 released in 2003, according to the MPAA. In addition to distributing films developed and produced by their wholly owned studios, the major studios also distribute films of independent production companies and independent film studios.

Competition

The film and television business is highly competitive. Our competition includes major film studios, well capitalized and established independent companies, as well as the burgeoning television and online sectors. We will be competing with well-connected operations at every stage of development. We will have to compete with these companies on the basis of the quality of our product and our strategic growth strategy that sees us identifying projects that will interest consumers and releasing those projects at the most opportune times to take advantage of the less-saturated film seasons.



Employees

The company currently has two (2) employees. We do not anticipate hiring any additional employees for the balance of the calendar year.

Principal Executive Office

The Company?s principal executive office is located at 308 N. Sycamore Ave, Suite 104, Los Angeles, CA 90048.

MANAGEMENT?S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

General

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited consolidated financial statements, including notes thereto, for the periods ended September 15, 2015, which is included herein.

Overview

The Company was organized on May 4, 2015 under the laws of the State of Wyoming. The Company?s headquarters are located in Los Angeles, California. The Company?s business model is to be an entertainment asset acquisition, management and distribution company with a focus on audiovisual content including feature films, television programming and web series.

Results of Operations

As an early stage operating company with its current business model, we have generated no revenues and incurred operating expenses of $1,570 for a net loss in the amount of ($1,570). We have an accumulated deficit of $(1,570) as of September 15, 2015. Our operating expenses consisted of legal and audit fees of $1,570. Operating expenses will continue to increase as we pursue this offering and implement sales and marketing initiatives.

Plan of Operations

The registrant has not yet developed its film and television acquisition and distribution programs.

The main uncertainties or obstacles involved before planned operations can commence include raising sufficient funds to market and advertise, hire key consultants, sales staff and implementing services.

If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable.

Our current cash balance is estimated not to be sufficient to fund our current operations. Left Coast Pictures, Inc. has verbally agreed to loan any amounts up to $100,000 needed to run operations. Any loan provided by Left Coast shall be binding, with an interest rate of five percent per annum and a term of one year. However, we still need raise sufficient funds to complete the development of our service line.
No other financing plans are in place. We may never obtain the necessary financing to complete product development and begin operations.

We anticipate that in the event we are able to raise a minimum of $20,000,000 in the next 12 months, that we would be able to acquire film and television rights that would generate at least $7,000,000 per year in positive cash flow using the formula below. Our initial goal is to obtain films and television programming in the horror genre, which generally requires low budgets to complete. Based on past performance of small independent film distributors, we have collected historic data showing an average film in the $1-2 million budget range, produces approximately $211,000 in income in the first 2 years of distribution. Our goal would be to acquire these films for $50,000 each and to allocate and additional $50,000 in distribution and marketing expenses. After recouping our expenses, we would enjoy 50% of the revenue stream for a period of 5 years, while adding the film to our library. There is no assurance that any of the films we acquire will produce any income and may result in a total loss of our investment.

Independent film makers generally do not have the budget to hire distribution firms once the film is completed. By purchasing the low budget film upon its completion, we enable the producer to benefit on the same magnitude he/she would if they had the funds to hire a sales company, pocket a $50,000 sales fee, and have their film distributed worldwide through our proprietary platform. At the same time, we add to our library and build asset value.

We anticipate that if we were able to raise $20,000,000, this formula would enable us to acquire up to 100-150 films in the first year. In the event we are not successful in selling all of the securities to raise $20,000,000, we would give priority to allocating capital to acquisitions, development of our distribution platform, and to develop sales in the industry. Any remaining capital would be used to fund our working capital needs which we anticipate to be no more than 15-20% of our revenue stream.

Liquidity & Cash Flow

We have not received any revenues to date. Until we are able to raise funds to pursue our business plan and generate material revenues, our activities will be restricted.

During the period from inception through September 15, 2015, we received proceeds of $10,000 from the sale of common stock to Lost Art Pictures LLC, a private investor, resulting in net cash provided by financing activities.

Our current cash balance is estimated not to be sufficient to fund our current operations. Left Coast Pictures, Inc. has verbally agreed to loan any amounts up to $100,000 needed to run operations. Any loan provided by Left Coast shall be binding, with an interest rate of five percent per annum and a term of one year. However, no other financing plans are in place. We will still need to raise sufficient funds to complete the development of our service line.

Current and Future Financing Needs

Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from John Berner our Chief Executive Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Berner, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to continue our plan of operations for the next twelve-month period, we require a minimum of $250,000 of funding from this offering.

We have an accumulated net loss of ($1,570) as of September 15, 2015. Management recognizes the Company?s need for capital is paramount to its future success and requires obtaining the funds being raised in this Offering. Management believes that this is the primary key to achieving success. The actual amount of funds we will need to operate is subject to many factors, some of which are beyond our control.

Going Concern

The Company does not yet have a history of financial stability. The
principal sources of liquidity 	have been the issuance of convertible
debt, equity securities and prior year?s deferral of officers? compensation. These factors raise doubt about the Company?s ability to continue as a going concern. The ability of the Company to continue operations is dependent on the success of management?s plans, which include the operational business model described herein and the success of the Company?s current securities offering.

The Company requires the funds obtained from this offering to finance the growth of its current and expected future operations and believes its current available cash along with anticipated cash will be insufficient to meet its cash needs for the long-term future.

Off-Balance Sheet Arrangements

We do not have any unconsolidated special purpose entities and we do not have significant exposure to any off-balance sheet arrangements.


DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below summarizes key full time contributors during the startup phase of the company. All of these individuals and several more are key to the growth phase of the company.

Name

Position

Age
John Berner

Founder/CEO, Director

47

John Berner, Chief Executive Officer

From 1998-to present, Mr. Berner has acted as Founder and CFO of Hollywood Operating System, known as Hollywood O.S. The company, located in Burbank, CA, is a publishing and multimedia firm whose primary function has been to promote and sell its publication "Extra Work for Brain Surgeons", a 200 page guide updated every six months which highlights local Los Angeles area companies involved in film production and casting. The publication is a cross between an employment guide and directory, and is sold on Amazon.com, BarnesandNoble.com, local bookstores and newsstands in the Los Angeles area. Hollywood O.S. offers digital photos and film clips of talent for hire via it's website. Under Mr. Berner's direction, Hollywood O.S. makes investments in film festivals, print publications and video games.

From 1996-2015, Mr. Berner has had a broad spectrum of experience in the business world, which includes consulting private companies in going public through reverse merger with existing public companies or by way of filing registration statements with the SEC. During this period, Mr. Berner successfully assisted over 40 companies in completing this process and has consulted them in raising over $50 million through the public markets.

From 2013-2014, Mr. Berner acted as Managing Member of Riviera Capital Management, LLC which served as a vehicle to manage Mr. Berner's own capital. Mr. Berner acted as the sole officer and director and the company had no outside investors other than himself and, as such, Mr. Berner never offered investment advice nor acted in an investment advisor capacity. Riviera's function was to participate in various IPO and SPO offerings on behalf of its own account.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Since inception, we have not paid any compensation to our officers or directors. Mr. Berner was granted 20,000,000 common shares in exchange for his services as CEO of the Company. Although Mr. Berner has no formal employment agreement in place, he has agreed to act in a management capacity with the registrant for a minimum of three years. We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such. The Company expects that if the proceeds of this offering are deemed to be reasonably sufficient, it will thereafter seek to provide salaries to our officers. We do not expect to separately compensate our directors.

We do not have an employment or consulting agreement with any officers or Directors. The Company intends to enter into employment agreements with our officer following the offering. The amount raised pursuant to this offering will weigh heavily with regards to the relative compensation offered to our officer.

The following compensation was paid to the individuals listed below.


Name

Capacities in
which
Compensation
Was Received

Cash
Compensation
($)


Share
Compensation


Total
Compensation($)

John
Berner

Chief Executive
Officer and
President

$
-



20,000,000
(1)


$
-


(1) On June 18, 2015 the Company issued 20,000,000 of its authorized common stock to its CEO and Director, John Berner, in exchange for executive services rendered.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS
The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.


Name

Number of Shares

Percentage
Percentage after
Offering
Black Swan
Partners BT(1)

172,675,000

86.3%

43.2%
John Berner
20,000,000
10%
5%
Officers and
Directors

20,000,000

10%

5%

(1) Sean McNamee and Cara Hubbell are the Trustees for Black Swan
Partners BT and, as such, have voting control of the Trust.


INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On June 29, 2015, the Company entered into a joint venture agreement with Left Coast Pictures for the purpose of combining the parties? efforts and assets in producing, acquiring, and distributing independent films and television programming. Pursuant to the terms of the agreement, the Company has issued 180,000,000 shares of its common stock to Left Coast Pictures, Inc., and agreed to provide the funding necessary to build the distribution platform and for the acquisition of film and television licensing, at a minimum of $250,000. In exchange, Left Coast has agreed to issue the Company an interest in their Series A Preferred Stock with a conversion rate equal to twenty
(20) percent of the current issued and outstanding shares of Left Coast at the time of conversion. In addition, Left Coast Pictures, Inc. has verbally agreed to loan any amounts up to $100,000 needed to run operations. Any loan provided by Left Coast shall be binding, with an interest rate of five percent per annum and a term of one year.

Left Coast Pictures has designated Black Swan Partners the designee of the 172,675,000 shares of common stock issued by the Company to Left Coast. Black Swan Partners BT, is controlled by Sean A McNamee, Trustee. The remaining 7,325,000 shares were issued to the Selling Shareholders for their ownership interests in Left Cost Pictures, Inc.

On July 1, 2015, the Company entered into a share purchase agreement with Lost Art Pictures. Pursuant to this agreement, the Company agreed to issue 2,000,000 shares of its common stock for a purchase price of $10,000.

On July 29, 2015, the Company entered into a stock purchase agreement with Red River Ventures, LLC. Pursuant to this agreement, Red River Ventures may purchase up to five million dollars ($5,000,000) of the Company?s common stock. As a condition for execution of this agreement, the Company has agreed to issue Red River Ventures three million (3,000,000) of its common shares being offered in this offering.


LITIGATION

Although we may become subject to litigation or other legal proceedings from time to time in the ordinary course of our business, we are not a party to any pending legal proceedings and are not aware of any material threatened legal proceeding.

SECURITIES BEING OFFERED

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.001 par value per share (?Common Stock?). As of the date of this filing and taking into account the Share Transactions, we have 200,000,000 shares of Common Stock issued and outstanding.

The company is hereby offering for sale to the public, 192,675,000 shares of its common stock at an initial price of $0.10 per share with a one thousand (1,000) share minimum and no maximum number of shares per buyer, up to the remaining amount available for sale without exceeding $20,000,000.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Dividends

The Company has never declared or paid any cash dividends on its common stock or preferred stock and currently intends to retain any future earnings to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends on its common stock in the foreseeable future.
?
FINANCIAL STATEMENTS

MEDIA ASSETS GROUP, INC.
Balance Sheet
September 15, 2015

ASSETS











     Cash

$
8,430

     Other Assets(1)


0

Total Assets

$
8,430






LIABILITIES AND STOCKHOLDER?S EQUITY





LIABILITIES




      Accounts Payable

$
0






Total Liabilities


0











STOCKHOLDER?S EQUITY




Common stock, $0.001 par value, 500,000,000 shares authorized; 200,000,000 shares issued and outstanding


10,000

Accumulated deficit


(1,570
)
Total Stockholder?s Equity


8,430






Total Liabilities and Stockholder?s Equity

$
8,430


  (1)	Value of Preferred Shares in Left Coast Pictures, Inc.
prior to the launch of the Joint Venture


MEDIA ASSETS GROUP, INC.
Statement of Stockholders? Equity
May 4, 2015 (inception) - September 15, 2015







Beginning Balance, May 4, 2015

$

0






Issuance of Common Stock
200,000,000 shares par value $0.001


      10,000






Additional Paid in Capital Organizational Loss


(1,570)






Ending Balance, September 15, 2015

$
       8,430






MEDIA ASSETS GROUP, INC.
Statement of Cash Flows
May 4, 2015 (inception) - September 15, 2015







Cash flows from operating activities

$
?






Net loss


           (1,570)

Changes in operating assets and
liabilities:


           10,000

Net Cash used in operating activities


1,570


Cash flows from financing activities




Proceeds from sale of common stock

$
10,000






Cash at beginning
Cash at end

$

8,430








MEDIA ASSETS GROUP, INC.
Statement of Operations
September 15, 2015







REVENUES

$
?






EXPENSES




Organization costs


1,570

Total Other Expenses


1,570






NET LOSS

$
(1,570
)





TOTAL WEIGHTED AVERAGE SHARES


200,000,000






BASIC EARNINGS PER SHARE ATTRIBUTABLE TO COMMON
STOCKHOLDER

$
(0.001
)




The accompanying notes are an integral part of these financial statements.


MEDIA ASSETS GROUP, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS


NOTE 1. ORGANIZATION

Media Assets Group, Inc. (the ?Company?) was formed as a Wyoming corporation on May 4, 2015 to acquire film and television libraries. The Company is internally managed and intends on distributing these assets through relationships with independent distributors.

The Company was initially capitalized through the Issuance of One Hundred Seventy Three Million Shares of Corporate Stock (100% of the Issued Common Stock Shares) to Black Swan Partners BT for a 20% stake in Left Coast Pictures, Inc., and the sale of Two Million Shares of Corporate Stock to Lost Art Pictures LLC for a price of $0.005 per share.

As of September 1, 2015, the Company has not yet commenced operations and has not entered into any contracts to acquire any intellectual property.

NOTE 2. BASIS OF ACCOUNTING:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (?GAAP?).

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual events and results could differ from those assumptions and estimates.

Organizational and Offering Costs

The Company expenses organization costs as incurred and offering costs, when incurred, will be deferred and charged to shareholders? equity.

Revenue Recognition

Revenues are earned and are recognized in accordance with FASB ASC Topic 605 Revenue Recognition and Concepts Statement 5, Recognition and Measurement in Financial Statements of Business Enterprises, paragraph 83(b) states that ?an entity?s revenue-earning activities involve delivering or producing goods, rendering services, or other activities that constitute its ongoing major or central operations, and revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits represented by the revenues?.

Accounts Receivable

Accounts receivable are reported at the customers? outstanding balances, less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, ?Stock Compensation? (?ASC 718?). Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.
The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, ?Equity-Based Payments to Non-
Employees.? Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.
The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term ?forfeitures? is distinct from ?cancellations? or ?expirations? and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns. The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Business segments

ASC 280, ?Segment Reporting? requires use of the ?management approach? model for segment reporting. The management approach model is based on the way a company?s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of August 31, 2015.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, ?Income Taxes.? The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recently Issued Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (?FASB?) issued ASU 2014-08, ?Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity?. This new standard changes the criteria for determining which disposals can be presented as discontinued operations and modifies related disclosure requirements. Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and represents a strategic shift that has (or will have) a major effect on an entity?s operations and financial results. The guidance is effective as of the first quarter of 2015, and it does not have a material effect on the financial statements.

In May 2014, the FASB issued ASU No. 2014-09, ?Revenue from Contracts with Customers?. This new standard will replace all current U.S. GAAP guidance related to revenue recognition and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance will be effective beginning in 2017 and can be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. Management is evaluating the impact of adopting this new accounting standard on the financial statements.

In June 2014, the FASB issued ASU 2014-10, ?Development Stage Entities.? This new standard eliminates the distinction between entities that are in the development stage from other entities in GAAP. The requirements to present inception-to-date information, label the financial statements as those of a development stage entity and disclose in the first year in which the company is no longer considered to be in the development stage that in prior years it had been in the development stage has also been eliminated. In addition, FASB ASU 2014-10 eliminates the requirement for development stage entities to disclose the development stage activities in which the company is engaged.

The Financial Statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

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NOTE 3. INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.
On an interim basis, the Company has a net operating loss of approximately $1,570 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company?s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.
The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and ?Accounting for Uncertainty in Income Taxes?. The Company had no material unrecognized income tax assets or liabilities as of August 31, 2015. The Company?s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. There are no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Georgia state jurisdiction. We are not currently involved in any income tax examinations.

NOTE 4. STOCKHOLDER?S EQUITY

The Company is authorized to issue up to 500,000,000 shares of common stock at $0.001 par value per share. Holders of the Company?s common stock are entitled to receive dividends when authorized by the Company?s board of directors.

On May 15, 2015, the Company issued 20,000,000 shares of common stock to its sole Officer and Director, John Berner, in exchange for his position and President and CEO of the Company.

On June 29, 2015, the Company issued 180,000,000 shares of common stock to Left Coast Pictures, Inc. (or its designees) in exchange for a 20% equity interest in Left Coast.

On July 1, 2015, the Company issue 2,000,000 shares of common stock to Lost Art Pictures LLC for a purchase price of $10,000.

On July 29, 2015, the Company issued 3,000,000 shares of common stock to Red River Ventures LLC as part of an Equity Purchase Agreement for the purchase of up to $5,000,000 of the Company?s common stock.

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of August 31, 2015 the Company had 200,000,000 shares issued and outstanding.

NOTE 5. COMMITMENTS AND CONTINGENCIES

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred operating losses, and as of August 31, 2015 the Company had an accumulated deficit of $1,570. These factors raise substantial doubt about the Company?s ability to continue as a going concern. Management believes that the Company?s capital requirements will depend on many factors including the success of the Company?s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such
financing will be available in the future.   The conditions described
above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

We have evaluated subsequent events through September 15, 2015 the date which the financial statements were available to be issued, for recognition or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Shareholders Media Assets Group, Inc.:
I have audited the accompanying balance sheets of Media Assets Group, Inc. (the ?Company?) as of September 15, 2015 and the related statements of operations, stockholders' deficit and cash flows for the period of inception May 4, 2015 through September 15, 2015. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.
I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. I was not engaged to perform an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.
In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Media Assets Group, Inc. as of September 15, 2015, and the results of its operations and cash flows the years ended in conformity with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company has recently commenced operations and has not generated any revenues. These factors raise substantial doubt about its ability to continue as a going concern. Management?s plans in regard to these matters are also described in Note 6. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/K.Brice Toussaint
K.Brice Toussaint MBA, CPA
Dallas, TX
September 22, 2015

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PART III ? EXHIBITS

Index to Attached Exhibits:

Bylaws
Subscription Agreement
Material Contracts
	Joint Venture Agreement - Media Assets Group and Left Coast
Pictures
	Equity Purchase Agreement
Auditor?s Consent
Legal Opinion
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SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 30, 2015.

MEDIA ASSETS GROUP, INC.

By:   /s/John Berner
Its: principal executive officer, principal financial officer, principal accounting officer, and the majority of the board members

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:   /s/John Berner
Its:  principal executive officer, principal financial officer, principal accounting officer, and the majority of the board members
Date: December 30, 2015

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